Exhibit 23.5
May 2, 2023

CONSENT OF QUALIFIED PERSON

Fastmarkets Group Limited (“Fastmarkets”), in connection with Albemarle Corporation’s Registration Statement on Form S-8 filed May 2, 2023 (the “Registration Statement”), consents to:

•the incorporation by reference of:

1.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Salar de Atacama Region II, Chile” (the “Technical Report Summary”), which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Salar Market Studies Report”) with an effective date of August 31, 2022 and dated February 14, 2023;

2.the technical report titled “SEC Technical Report Summary Pre-Feasibility Study Silver Peak Lithium Operation Nevada, USA”, which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Silver Peak Market Studies Report”) with an effective date of August 31, 2022 and dated February 14, 2023; and

3.the technical report titled “Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia”, which contains Fastmarkets’ report on market studies in Section 16 thereof (the “Greenbushes Market Studies Report”, and, together with the Salar Market Studies Report and the Silver Peak Market Report, the “Market Studies Reports”) with an effective date of December 31, 2022 and dated February 14, 2023 that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission filed as an exhibit to Albemarle Corporation’s Current Report on Form 8-K filed February 15, 2023, into the Registration Statement;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Market Studies Reports; and

•any extracts from or a summary of the Market Studies Reports incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Market Studies Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

Fastmarkets is responsible for authoring, and this consent pertains to, the Market Studies Reports. Fastmarkets certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Market Studies Reports for which it is responsible.

Fastmarkets Group Limited

By: /s/ Brian Levich

Name: Brian Levich
Title: Consultancy and Special Projects Director